EXHIBIT 99.2
JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT FALCON PARTNERS (A), L.P
By: Insight Falcon Associates, Ltd., its general partners

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT FALCON ASSOCIATES, LTD.

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE MANAGEMENT, LLC

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT PARTNERS PUBLIC EQUITIES GP, LLC

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT PARTNERS PUBLIC EQUITIES MASTER FUND, L.P.
By: Insight Partners Public Equities GP, LLC, its general partner

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.
By: Insight Venture Associates VII, L.P., its general partner
By: Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT ASSOCIATES XI, LTD.

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT ASSOCIATES XI, L.P.
By: Insight Associates XI, Ltd., its general partner

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

GRACE SOFTWARE CROSS FUND HOLDINGS, LLC

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer